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                                                                      Exhibit 11

                     HELEN OF TROY LIMITED AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

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
                                                                 Three Months Ended                Nine Months Ended
                                                                     November 30,                      November 30,
                                                                1997             1996             1997            1996
                                                            -----------      -----------      -----------     -----------
Primary Earnings per Share:
         Weighted average number of
         common shares outstanding                           27,096,534       26,228,370       26,724,167      26,030,238
Increase in weighted average
         number of common shares outstanding
         due to options and warrants                          2,189,398        1,701,406        2,084,954       1,522,072

Weighted average number of
         common shares outstanding, as adjusted              29,285,932       27,929,776       28,809,121      27,552,310

Net earnings                                                $ 9,243,000      $ 7,805,000      $18,692,000     $14,302,000

Net earnings per common and
         common equivalent share                            $       .32      $       .28      $       .65     $       .52

Fully Diluted Earnings per Share:
         Weighted average number of
         common shares outstanding                           27,096,534       26,228,370       26,724,167      26,030,238

Increase in weighted average
         number of common shares outstanding
         due to options and warrants                          2,189,398        2,205,978        2,205,445       1,803,760

 Weighted average number of
         common shares outstanding, as adjusted              29,285,932       28,434,348       28,929,611      27,833,998

Net earnings                                                $ 9,243,000      $ 7,805,000      $18,692,000     $14,302,000

Net earnings per share,
         assuming full dilution                             $       .32      $       .27      $       .65     $       .51
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